Exhibit 99.1

Scholar Rock Appoints David L. Hallal as Chief Executive Officer;

Also Announces Addition of Three Key Leaders to Scale for Next Phase of Growth

•	David Hallal has served as Chairman of the Board of Directors since 2017; ensures seamless transition ahead of global launch of apitegromab for Spinal Muscular Atrophy
•	Jay Backstrom, M.D., to serve as strategic advisor as part of planned transition, continuing to work closely with executive team and Board of Directors
•	Akshay Vaishnaw, M.D., Ph.D., appointed to newly created role of President of R&D; has served as Board member since 2019
•	R. Keith Woods appointed to newly created role of Chief Operating Officer with focus on evolution to fully integrated global commercial operations
•	Vikas Sinha appointed Chief Financial Officer
•	Company to host Conference Call today at 8:30 AM ET

CAMBRIDGE, Mass.--(BUSINESS WIRE)--April 28, 2025--Scholar Rock (NASDAQ: SRRK), a late-stage biopharmaceutical company focused on advancing innovative treatments for neuromuscular diseases, cardiometabolic disorders, and other serious diseases, announced today that David Hallal has been appointed Chief Executive Officer succeeding Jay Backstrom, M.D. David Hallal has served as Chairman of the Board at Scholar Rock since 2017 and just prior to that spent more than a decade as CEO, COO, and CCO of Alexion building and leading the company’s 50-country operating platform. As part of this planned transition, Dr. Backstrom will serve as a strategic advisor, working closely with the company’s executive team and Board of Directors.

Scholar Rock also announced today the addition of three leaders with unparalleled experience and success in building global organizations focused on developing and commercializing life-changing therapies.

•	Akshay Vaishnaw, M.D., Ph.D., has been named President of R&D; he was formerly President of Alnylam.
•	R. Keith Woods has been appointed Chief Operating Officer and will focus on evolving the organization into a fully integrated global enterprise; he was formerly COO of argenx.
•	Vikas Sinha is joining as Chief Financial Officer; he was formerly CFO of Alexion and ElevateBio.

“On behalf of the Board, we are deeply grateful to Jay for his leadership over the past three years - driving us through the highly successful apitegromab global Phase 3 program and now into the US and European regulatory processes for marketing authorization,” said Mr. Hallal. “As Board Chair, I have been continuously collaborating with Jay to accelerate Scholar Rock’s evolution into a global biotech leader. These efforts will be amplified by the immediate addition of Akshay, Keith and Vikas - three operators that have built and led some of the most successful biotech companies in our industry. Together, we are committed to realizing Scholar Rock’s global ambitions to bring apitegromab to SMA patients around the world.”

“It has been an honor to lead the incredible team at Scholar Rock over the past several years. I am very proud of all we have achieved - from advancing apitegromab through a successful, pivotal Phase 3 study and on the path to becoming a commercial company,” said Dr. Backstrom. “With the BLA now accepted under priority review and the anticipated launch later this year, this is the right moment for our leadership transition. I’m grateful for the close partnership over the years with David and Akshay as board members, and I look forward to continuing our collaboration on behalf of the SMA community to bring our highly innovative apitegromab, the world’s first muscle targeted treatment, to patients and families living with the impact of this severe and progressive disease.”

Conference Call Information

Management will discuss the new leadership appointments via conference call on April 28, 2025 at 8:30 am ET. To access the live conference call, participants may register here. The live audio webcast of the call will be available under “Events and Presentations” in the Investor Relations section of the Scholar Rock website at http://investors.scholarrock.com. To participate via telephone, please register in advance here. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. An archived replay of the webcast will be available on the Company’s website for approximately 90 days.

About Apitegromab

Apitegromab is an investigational fully human monoclonal antibody inhibiting myostatin activation by selectively binding the pro- and latent forms of myostatin in the skeletal muscle. It is the first muscle-targeted treatment candidate in spinal muscular atrophy (SMA) to demonstrate clinical success in a pivotal phase 3 trial. Myostatin, a member of the TGFβ superfamily of growth factors, is expressed primarily by skeletal muscle cells, and the absence of its gene is associated with an increase in muscle mass and strength in multiple animal species, including humans. Scholar Rock believes that its highly selective targeting of pro- and latent forms of myostatin with apitegromab may lead to a clinically meaningful improvement in motor function in patients with SMA. The U.S. Food and Drug Administration (FDA) has granted Fast Track, Orphan Drug and Rare Pediatric Disease designations, and the European Medicines Agency (EMA) has granted Priority Medicines (PRIME) and Orphan Medicinal Product designations, to apitegromab for the treatment of SMA. Apitegromab has not been approved for any use by the FDA or any other regulatory agency.

About SMA

Spinal muscular atrophy (SMA) is a rare, genetic neuromuscular disease that afflicts an estimated 30,000 to 35,000 people in the United States and Europe. The disease is characterized by the loss of motor neurons, atrophy of the voluntary muscles of the limbs and trunk, and progressive muscle weakness. While there has been progress in the development of therapeutics that address the loss of motor neurons, there continues to be a high unmet need for therapies that directly address the progressive muscle weakness that leads to loss of motor function in SMA.

About Scholar Rock

Scholar Rock is a biopharmaceutical company that discovers, develops, and delivers life-changing therapies for people with serious diseases that have high unmet need. As a global leader in the biology of the transforming growth factor beta (TGFβ) superfamily. The company is named for the visual resemblance of a scholar rock to protein structures. Over the past decade, Scholar Rock has created a pipeline with the potential to advance the standard of care for neuromuscular disease, cardiometabolic disorders, cancer, and other conditions where growth factor-targeted drugs can play a transformational role.

This commitment to unlocking fundamentally different therapeutic approaches is powered by broad application of a proprietary platform, which has developed novel monoclonal antibodies to modulate protein growth factors with extraordinary selectivity. By harnessing cutting-edge science in disease spaces that are historically under-addressed through traditional therapies, Scholar Rock works every day to create new possibilities for patients. Learn more about our approach at ScholarRock.com and follow @ScholarRock and on LinkedIn.

Availability of Other Information About Scholar Rock

Investors and others should note that we communicate with our investors and the public using our company website www.scholarrock.com, including, but not limited to, company disclosures, investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference call transcripts and webcast transcripts, as well as on X (formerly known as Twitter) and LinkedIn. The information that we post on our website or on X (formerly known as Twitter) or LinkedIn could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Scholar Rock® is a registered trademark of Scholar Rock, Inc.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Scholar Rock’s future expectations, plans and prospects, including without limitation, Scholar Rock’s expectations regarding its growth, strategy, the timing and results of regulatory submissions, the therapeutic potential of apitegromab, its transition to a fully integrated global commercial enterprise and launch of apitegromab and the anticipated impact of the management transition described herein ,. The use of words such as “may,” “might,” “could,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify such forward-looking statements. All such forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, without limitation, whether the results from the Phase 3 SAPPHIRE trial will be sufficient to support regulatory approval, that preclinical and clinical data, including the results from the Phase 2 or Phase 3 clinical trial of apitegromab, are not predictive of, may be inconsistent with, or more favorable than, data generated from future or ongoing clinical trials of the same product candidates; information provided or decisions made by regulatory authorities; competition from third parties that are developing products for similar uses; Scholar Rock’s ability to obtain, maintain and protect its intellectual property; Scholar Rock’s dependence on third parties for development and manufacture of product candidates including, without limitation, to supply any clinical trials; and Scholar Rock’s ability to manage expenses and to obtain additional funding when needed to support its business activities and establish and maintain strategic business alliances and new business initiatives, and our ability to continue as a going concern; as well as those risks more fully discussed in the section entitled "Risk Factors" in Scholar Rock’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as discussions of potential risks, uncertainties, and other important factors in Scholar Rock’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statements represent Scholar Rock’s views only as of today and should not be relied upon as representing its views as of any subsequent date. All information in this press release is as of the date of the release, and Scholar Rock undertakes no duty to update this information unless required by law.

Contacts:

Rushmie Nofsinger
Scholar Rock
ir@scholarrock.com
media@scholarrock.com

857-259-5573

Cynthia Clayton

Clayton Bio Communications

cynthia@claytonbiocomms.com

617-852-7735